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                                                                   Exhibit 10.32

                              EMPLOYMENT AGREEMENT
                              --------------------


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made in Medina, Ohio and is entered into on this 23rd day of July, 1996, and effective as of April 1, 1996 by and between Corrpro Companies Inc., an Ohio corporation (the "Company"), and Joseph W. Rog ("Executive").

                                  WITNESSETH:

        WHEREAS, the Company and Executive are parties to an Employment Agreement dated June 11, 1993 (the "Original Employment Agreement");

        WHEREAS, the parties now desire to enter into this Agreement which shall supersede the Original Employment Agreement in its entirety.

        NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the parties agree as follows:

        SECTION 1 - TERM AND DUTIES.
        ----------------------------

        (a) The Company employs Executive under this Agreement, commencing April 1, 1996 and ending on March 31, 1998 unless sooner terminated in accordance with the provisions of this Agreement.

        (b) During his employment pursuant to this Agreement, Executive shall serve as Chairman of the Board, Chief Executive Officer and President of the Company. The Company shall nominate Executive to serve as a director on the Board of Directors of the Company and shall use its best efforts to facilitate Executive's election. Executive shall have the right to serve on the board of directors of any newly formed holding company and subsidiary of the Company . In these capacities, Executive will retain the right to approve, select and/or hire employees of the Company plus have the authority to determine and implement programs and establish direction for the Company and shall serve at the direction of the Board of Directors of the Company.

        (c) The Company agrees that it will not, without Executive's consent,
            (i) assign to Executive duties inconsistent with his current positions, duties, responsibilities and status with the Company, or
            (ii) change his titles as currently in effect, or (iii) remove him from, or fail to re-elect him to, any of such positions, except in connection with the termination of his employment for Good Cause (as hereinafter defined), Disability (as hereinafter defined) or retirement or as a result of his death or voluntary termination. Except as so limited, the powers and duties of Executive are to be more specifically determined and set by the Company from time to time.

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        SECTION 2 - COMPENSATION AND BENEFITS.
        --------------------------------------

        (a) During his employment pursuant to this Agreement, Executive shall receive an annual base salary of Two Hundred Thirty-five Thousand Dollars ($235,000.00) as compensation for his services to the Company (the "Base Compensation"), such compensation to be payable in regular installments in accordance with standard Company policy. On or about the first day of each fiscal year of the Company during Executive's employment pursuant to this Agreement, the Base Compensation shall be set by the Board of Directors (or a committee thereof designated by the Board) and in the event the Base Compensation is adjusted, such adjusted Base Compensation (adjusted either upward or downward) shall be payable to Executive under this Agreement for that fiscal year.

        (b) During his employment pursuant to this Agreement, and except as otherwise expressly provided in this Agreement, Executive shall be entitled to participate on substantially the same terms as other Senior Level Executives (all persons with the title Vice President and above employed by the Company) in all employee benefit and executive benefit plans, pension plans, medical benefit plans, group life insurance plans, hospitalization plans, or other employee welfare plans that the Company may adopt from time to time during Executive's employment pursuant to this Agreement, and as such plans may be modified, amended, terminated, or replaced from time to time. In addition, Executive shall receive such other compensation as the Board of Directors of the Company (or a committee thereof designated by the Board) may from time to time determine to pay Executive whether in the form of bonuses, stock options, incentive compensation or otherwise. The bonuses, stock options, incentive compensation or other compensation, if any, payable to Executive pursuant to this Section 2(b) shall be set each year by the Board of Directors (or a committee thereof designated by the Board) at the time Executive's Base Compensation is set pursuant to Section 2(a) above and at such other times as the Board (or a committee thereof designated by the Board) may determine.

        (c) During his employment pursuant to this Agreement, and except as otherwise provided in this Agreement, Executive shall be entitled to participate on substantially the same terms and conditions as other Senior Level Executives in all fringe benefits provided such personnel, including but not limited to, vacation, sick pay, and company car.

        SECTION 3- TIME COMMITMENT AND PERFORMANCE. Executive shall devote his best efforts and all of his business time, attention, and skill to the business and the operations of the Company and shall perform his duties and conduct himself at all times in a manner consistent with his appointment as Chairman of the Board, Chief Executive Officer and President of the Company; except, however, Executive may serve on corporate, civic, or charitable boards or committees provided that he advises the Board of Directors of the Company of all such




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service, and provided, further, that if such service shall require a substantial commitment (as such term may be defined by the Board from time to time) by Executive, such service must be approved in advance, in writing, by the Board, such approval not to be unreasonably withheld.

        SECTION 4 - COMPETITIVE ACTIVITY. From the effective date of this Agreement and until the later of (i) three (3) years following the termination of Executive's employment with the Company, or (ii) as long as Executive is receiving payments pursuant to Section 11 hereof, Executive will not, directly or indirectly, either for himself or on behalf of any other corporation, partnership, person, group, or entity:

        (a) enter into any contract or agreement, or own, directly or indirectly, any interest in, or engage in or conduct in any manner or capacity (whether as shareholder, consultant, advisor, principal, agent, partner, officer, director, employee, or otherwise), any business competitive with any line of business then being conducted or planned to be conducted by the Company;

        (b) attempt to divert or take away, in any manner, the business or patronage of any customer or potential customer of the Company or otherwise take from or deprive the Company of any business opportunity;

        (c) attempt to hire or employ, whether as an employee, agent, independent contractor or otherwise, any employees of the Company; or

        (d) materially interfere, in any manner, with the business, trade, good will or customers of the Company.

For purposes of this Section 4, there shall be disregarded any interest of Executive arising solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or regularly traded in the over-the-counter market.

        SECTION 5 - PROPRIETARY INFORMATION. During his employment pursuant to this Agreement and at any time thereafter, Executive shall not disclose, or cause to be disclosed in any manner, to any corporation, partnership, person, group, or entity (other than Company or its authorized employees or representatives) or otherwise use for any purpose other than the Company's business, any trade secrets or confidential or proprietary information of the Company, including, but not limited to, the following:

        (a) the Company's customer or prospective customer lists;

        (b) information concerning the Company's promotional, pricing, or marketing practices;

        (c) the Company's business records; and




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        (d) the Company's trade secrets and other confidential and proprietary information.

Upon termination of employment under any circumstances, Executive, or his estate or representatives, shall promptly return to the Company all property of the Company including any and all electronic devices and related data storage devices and shall destroy or erase any data which cannot be returned.

        SECTION 6 - COMPENSATION DURING DISABILITY. Executive shall receive his Base Compensation during the first ninety (90) business days of absence due to Disability (as hereinafter defined) in accordance with the Company's disability benefits provided to Senior Level Executives. The amount of benefits to be paid by the Company to Executive under this Section 6 shall be reduced by any amount paid or to be paid to Executive for such period under any insurance policy the premiums for which were paid by the Company. In the event of Executive's Disability and a determination by the Board of Directors that no reasonable accommodations can be made, the Company may terminate Executive's employment under this Agreement. If the Company terminates Executive's employment under this Agreement because of Executive's Disability, the Company shall pay to Executive the amounts, and provide to Executive the benefits, specified in
Section 10 hereof. For purposes of this Agreement, "Disability" shall mean Executive's inability, through physical or mental illness or accident or other cause, to perform his major and substantial duties on a full time basis as determined by a physician hired by the Board of Directors for this purpose (the "Company Physician"). If the physician regularly attending Executive (the "Executive Physician") disagrees with the opinion of the Company Physician, the Company Physician and the Executive Physician shall choose a third consulting physician (the expense of which shall be borne by the Company), and the written opinion of the third consulting physician shall be conclusive as to such disability. In conjunction with this Section 6, Executive consents to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians, except the Executive Physician, selected hereunder must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

        SECTION 7 - RESIGNATION DUE TO COMPANY FAILING TO HONOR ITS OBLIGATIONS AND TERMINATION WITHOUT GOOD CAUSE. Anything to the contrary contained in this Agreement notwithstanding, (i) if the Company fails to honor any of its obligations under this Agreement, and if the Company does not cure the determined failure within thirty (30) days after a determination of a failure in accordance with the procedures set forth below, and if as a result Executive resigns his employment with the Company, or (ii) the Company terminates Executive's employment with the Company under this Agreement without Good Cause, Executive shall be entitled to receive and the Company shall pay to Executive the following:

        (a) SALARY. Executive's Base Compensation earned through the date of resignation or termination shall be paid within ten (10) days of the effective date of the resignation or termination.



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        (b) SEVERANCE PAYMENT. A severance payment for a period of one year shall be paid in twelve (12) equal, consecutive monthly payments commencing on the first day of the month following such resignation or termination in the amount (net of any required withholdings) equal to Executive's Base Compensation. In the event of Executive's death prior to the receipt of all twelve (12) payments, the payments shall continue to Executive's spouse. In the event of the spouse's death, the payments shall continue in accordance with the terms of Executive's Will, but in no event will more than a total of twelve
            (12) payments be made.

        (c) BENEFITS. Following any resignation or termination for which a payment under Section 7(b) is owing, Executive, or his spouse and eligible dependents in the event of Executive's death, shall continue to participate at the expense of the Company in the same or comparable hospital, medical, accident, disability and life insurance benefits as he participated in immediately prior to resignation or termination of his employment unless by law, the terms of any insurance policy or the terms of the applicable benefit plans, continued coverage is not permitted; provided, however, that Executive, or his spouse and eligible dependents in the event of Executive's death, shall pay any employee cost associated with such benefits which would otherwise have been paid by Executive if he had continued his employment. If because of the application of law, the terms of any insurance policy or the terms of the applicable benefit plans Executive cannot be covered under any benefit program referred to above, then the Company shall pay to Executive, or his spouse and eligible dependents in the event of Executive's death, on a regular basis the amount which the Company would have paid for the benefit had Executive continued to participate in the Company's group plan. To the extent that during Executive's employment, any such benefits were part of a program of benefits for Senior Level Executives of the Company, generally, then any subsequent modification, substitution, or termination of any such benefits, generally, shall also apply to Executive and to the benefits available to Executive pursuant to this Section 7(c). Any health insurance benefits which are so continued will be continued to age 65.

        (d) EARLY CESSATION OF BENEFITS. All benefits (other than those with respect to which continuation is required by law) under Section 7(c) above shall cease upon the death of Executive and his spouse.

        (e) INCENTIVE PLANS. An amount equal to a full year's participation in the short-term incentive bonus plan then in effect as provided for in Section 2 hereof shall be paid to Executive within the time period prescribed by such plan. In addition, any payments due Executive under the incentive plans then in effect as provided for in Section 2 hereof (other than any short-term incentive bonus plans) in accordance with the terms of such plans shall be paid to Executive within the time period prescribed by such plans.


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        (f) RETIREMENT INCOME. Executive shall be paid the retirement income provided in Section 11 hereof, payable in accordance with the provisions of Section 11.

For purposes of this Section 7, the following procedure shall be used to determine whether the Company has failed to honor any of its obligations under this Agreement: (i) Executive shall submit a claim to the Company's Board of Directors specifically identifying the nature of the failure; (ii) within thirty
(30) days of receipt of such claim, the Board of Directors shall determine whether they agree with Executive that a failure has occurred and shall communicate, in writing, their determination to Executive; and (iii) if Executive disagrees with the determination of the Board of Directors, Executive, within ten (10) days of such determination, may submit the claim to arbitration in accordance with the provisions of Section 20 of this Agreement, such arbitration to be completed within thirty (30) days of submission, and such determination shall be final and binding upon the Company and Executive.

        SECTION 8- TERMINATION FOR GOOD CAUSE. The Company shall have the right to terminate Executive's employment with the Company under this Agreement for Good Cause. As used in this Agreement, the term "Good Cause" shall mean:

        (a) any act or acts by Executive resulting in, or intended to result directly or indirectly in, significant gain or personal enrichment to Executive at the expense of the Company;

        (b) a material failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness), and such failure results in demonstrably material injury to the Company;

        (c) the willful, wanton or reckless failure by Executive to properly perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness); or

        (d) Executive's indictment for the commission of a felony.

Executive's employment shall in no event be considered to have been terminated by the Company for Good Cause if such termination took place as the result of
(i) bad judgment or negligence, or (ii) any act or omission reasonably believed in good faith to have been in or not opposed to the interest of the Company. Executive shall not be deemed to have been terminated for Good Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than sixty percent (60%) of the entire membership of the Board of Directors excluding Executive, if he is a member of the Board, at a meeting of the Board (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clauses (a), (b) or (c) above. However, pending a final determination of the Board, the Board shall have the authority to place Executive on "leave of absence status", with or without pay in the sole discretion of the Board as determined by a majority of the Board. In the event that the Company shall terminate

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Executive's employment under this Agreement for Good Cause, the Company shall have no further obligation to Executive under this Agreement except to pay his Base Compensation earned through the date of termination within ten (10) days after the date of termination.

        SECTION 9- VOLUNTARY TERMINATION OTHER THAN SECTION 7. Executive may voluntarily terminate his employment with the Company under this Agreement, other than as provided in Section 7 hereof, upon not less than ninety (90) days prior written notice to the Company. In the event that Executive voluntarily terminates his employment pursuant to this Section 9, the Company shall have no further obligation to Executive under this Agreement except to pay his Base Compensation earned through the date of resignation within ten (10) days after the date of resignation. Notwithstanding the preceding sentence, Executive shall also be paid the retirement income provided for in Section 11 hereof provided Executive satisfies the requirements contained in Section 11.

        SECTION 10- TERMINATION UPON DEATH OR DISABILITY OF EXECUTIVE. Executive's employment under this Agreement shall terminate upon the death of Executive or may terminate upon his Disability as provided for in Section 6 hereof. Upon such termination, Executive, his designated beneficiary, or his personal representative shall receive the payments/benefits described below from the Company:

        (a) SALARY. Executive's Base Compensation earned through the date of termination and a lump sum payment for any unused vacation shall be paid within ten (10) days after the date of termination.

        (b) BONUS. An amount equal to a full year's participation in the short-term incentive bonus plans then in effect as provided for in
            Section 2 hereof shall be paid within the time period prescribed by such plan.

        (c) BENEFITS . Benefits will continue for Executive's spouse and eligible dependents in accordance with Company policy and as required by law.

        (d) INCENTIVE PLANS. Any payments due Executive under the incentive plans then in effect as provided for in Section 2 hereof (other than any short-term incentive bonus plan) in accordance with the terms of such plans shall be paid within the time period prescribed by such plan.

        (e) RETIREMENT INCOME. The retirement income shall be paid as provided in Section 11 hereof.

        SECTION 11 - RETIREMENT INCOME. The Company shall provide Executive with retirement income, with a lifetime survivor benefit to Executive's spouse, in an amount equal to fifty percent (50%) of Executive's Base Compensation, payable on a monthly basis, if: (a) Executive remains in the employment of the Company through March 31, 1998; (b) Executive's employment is terminated due to Executive's death or disability; (c) Executive's employment is terminated by the Company without Good Cause; or (d) Executive resigns due to the Company failing to honor its obligations as defined in Section 7 hereof. In the event of Executive's retirement after March 31, 1998, monthly lifetime survivor retirement payments will commence

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on the first day of the month following the earlier of (i) Executive's reaching the age of 63-1/2, or (ii) Executive's death. In the event that Executive's employment terminates due to death, monthly lifetime survivor retirement payments to his spouse will commence on the first day of the month following Executive's death. In the event that Executive's employment terminates due to Disability, monthly lifetime survivor retirement payments will commence on the first day of the month following the later of (i) the termination of disability payments provided for in the first sentence of Section 6 hereof, or (ii) the termination of benefits received by Executive from disability insurance the premiums for which were paid by the Company . In the event that Executive's employment terminates due to termination by the Company without Good Cause or if Executive terminates employment due to the Company failing to honor its obligations as defined in Section 7 hereof, monthly lifetime survivor retirement payments will commence on the first day of the month following the termination of the severance payments provided for in Section 7(b) hereof. As long as the retirement payments provided for in this Section 11 are made, Executive agrees not to compete with the Company as provided in Section 4 hereof. In the event Executive violates any of the provisions of Section 4 hereof, the Company may cease making the retirement payments which are provided for in this Section 11.

        SECTION 12 - CHANGE IN CONTROL AND RABBI TRUST.
        -----------------------------------------------

        (a) If Executive's employment with the Company under this Agreement is terminated within twelve (12) months following a change in control (as defined below), by the Company without Good Cause, then Executive shall receive, and the Company shall pay or provide to Executive or his spouse, eligible dependents, and designated beneficiaries, the termination payments and benefits provided for in
            Section 7 of this Agreement; provided, however, immediately following a change in control (as defined below), the Company shall establish a grantor trust conforming with Revenue Procedure 92-64 ("Rabbi Trust"). A copy of such Trust to be executed by the Company is attached hereto as Exhibit A. Within ten (10) days following a change in control, the Company shall fund the entire obligation to Executive under this Section 12.

        (b) As used herein, a "change in control" shall have occurred at any time during Executive's employment pursuant to this Agreement, and if any of the following shall occur:

            (i) The Company is merged, consolidated, or reorganized into or with another corporation or other Legal Person, and immediately after such merger, consolidation, or reorganization Voting Securities entitled to exercise a majority of the Voting Power of the surviving or resulting corporation or other Legal Person are not (A) Voting Securities of the Company outstanding immediately prior to such merger, consolidation or reorganization, or (B) securities received in exchange for such Voting Securities of the Company.


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            (ii) Any Person becomes the Beneficial Owner of Voting Securities representing twenty percent (20%) or more of the combined Voting Power of the Company. The change in control shall be deemed to have occurred no later than the date on which a report is filed on Schedule 13D or Schedule 14D-1 as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any Person has become the Beneficial Owner of Voting Securities representing twenty percent (20%) or more of the combined voting power of the Company.

            (iii) A "change in control" or possible "change in control" which would be required to be disclosed in response to an item in Form 8-K or Schedule 14A in connection with the filing of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act, has or may have occurred or will or may occur in the future pursuant to any then existing contract or transaction. The change in control will be deemed to have occurred no later than the date on which the Company files such report or proxy statement with the Securities and Exchange Commission disclosing the "change in control" or possible "change in control."

            (iv) During any consecutive six (6) month period commencing before or after the date of this Agreement, individuals who at the beginning of such six (6) month period constituted a majority of the Board of Directors of the Company cease serving on the Board; however, if a person ceases to serve as a director of the Company for any reason not related to the Company (as, for example, because of family reasons, or health reasons, or a lack of time), then such cessation shall not be considered as a "cessation" under this Section 12, and any replacement director shall, for purposes of this Section 12, be treated as the same person as the director who so ceased serving.

        (c) Any reference in this Section 12 to a section of the Exchange Act, a rule or regulation promulgated under the Exchange Act, or any schedule, form or report promulgated under the Exchange Act or any subdivision or item included in any of the foregoing, shall be deemed to refer to any successor, replacement or amended section, rule, regulation, schedule, form, report, subdivision, or item in effect at the time a determination is made. The following words and phrases when used in this Section 12, shall have the meanings indicated:




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            (i)  PERSON shall have the meaning used in Section 1 3(d)(3) or
                 Section 14(d)(2) of the Exchange Act, and shall also include all affiliates and associates of such Person as defined in Rule 12b-2 promulgated under the Exchange Act.

            (ii) LEGAL PERSON means any Person other than a natural person, including any entity which can acquire, hold and dispose of property in its own name, a fictitious name, or in the name of its owner or owners.

            (iii) BENEFICIAL OWNER shall have the meaning defined under Rule
                 13d-3 promulgated under the Exchange Act, but without the sixty
                 (60) day limitation specified in paragraph (3)(1)(i) of said Rule.

            (iv) VOTING SECURITIES means any stock or securities entitling the holder to exercise Voting Power.

            (v) VOTING POWER means the right to vote in the election of directors or persons serving in a similar capacity with a corporation or other Legal Person, or if there is no board of directors or similar body, the right to vote to retain or dismiss the management of the Legal Person.

        SECTION 13 - POST TERMINATION CONSULTING AND COOPERATION. For a period of six (6) months following the termination of Executive's employment under this Agreement, regardless of whether such termination is by Executive or by the Company or whether it is with or without Good Cause, Executive, at the sole discretion of the Company, shall provide the Company and its designated agents, advisors, and executives with such consultation as the Company may reasonably require up to a maximum of twenty (20) hours per week. However, Executive shall have no consulting obligation under this Section 13 if he resigns under circumstances which entitle him to payments under Section 7 hereof. Company shall pay Executive an hourly rate of One Hundred Dollars ($100.00) per hour and reimburse Executive for all reasonable expenses and out-of-pocket costs incurred in connection with fulfilling his obligations under this Section 13. The Company shall endeavor to schedule such consulting so that Executive's obligations under this Section 13 to assist Company shall not unreasonably interfere with Executive's business prospects or responsibilities to a new employer .

        SECTION 14 - EXCESS PARACHUTE PAYMENT REDUCTION. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder, then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement

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are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder. For purposes of this Section 14, present value shall be determined in accordance with Section 280G(d)(4) of the Internal Revenue Code and applicable regulations promulgated thereunder. All determinations required to be made under this Section 14 shall be made by the independent certified public accounting firm performing the year-end audit on the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within thirty (30) days after the termination date or such earlier time as is requested by the Company. The Company and Executive shall cooperate with each other and the Accounting Firm and will provide necessary information so that the Accounting Firm may make all such determinations. All such determinations by the Accounting Firm shall be final and binding upon the Company and Executive. Executive shall determine which of the Agreement Payments (or, at the election of Executive, other payments) shall be eliminated or reduced consistent with the requirements of this Section 14, provided that, if Executive does not make such determination within twenty (20) days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 14 and shall notify Executive promptly of such election. As a result of the uncertainty in the application of Section 280G of the Internal Revenue Code and applicable regulations promulgated thereunder at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments will not be made by the Company which could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually; provided, however, that no amount shall be payable by Executive to the Company (or if paid by Executive to the Company, such payment shall be returned to Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under
Section 4999 of the Internal Revenue Code. In the event that the Accounting Firm or a court of competent jurisdiction (in a final judgment as to which the time for appeal has lapsed or no appeal is available) determines at any time that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive together with interest at the applicable short-term Federal rate provided for in Section 1274(d)(1) of the Internal Revenue Code, compounded semi-annually.

        SECTION 15 - BREACHES AND REMEDIES. Executive acknowledges and agrees that in the event that Executive violates the undertakings set forth in Section 4 or 5 hereof, other than in an immaterial fashion, the Company, in addition to any other rights or remedies to which it may be entitled under law or this Agreement, shall be entitled to enforce the provisions of Section 4 or 5 by injunction or other equitable relief.


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        SECTION 16 - SEVERABILITY. The provisions contained in this Agreement are severable and in the event any provision shall be held to be invalid, unenforceable or overbroad, in whole or in part, by a court of competent jurisdiction, the remainder of such provision and of this Agreement shall not be affected thereby and shall be given full force and effect.

        SECTION 17 - NOTICES. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if made in writing delivered personally or if sent by registered or certified mail, return receipt requested, or by overnight express courier service, to Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal executive offices. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, in the U.S. postal service in the case of registered or certified mail, and on the next business day following the date of transmittal in the case of overnight express courier service.

        SECTION 18 - ENFORCEMENT COSTS ON CHANGE OF CONTROL. If Executive's employment is terminated following a "change in control" as defined in Section 12 hereof and Executive institutes any litigation or other action in order to secure the benefits intended to be provided Executive under this Agreement, or if Executive is required to defend litigation or other action instituted by the Company or any other person to declare this Agreement void or unenforceable or to deny, diminish, or recover from Executive the benefits intended to be provided to Executive under this Agreement, then, regardless of whether Executive prevails, in whole or part, in the prosecution or defense of such litigation or action, the fees and expenses of Executive's counsel shall be paid or reimbursed to Executive by the Company upon presentation to the Company by Executive of statements prepared by such counsel in accordance with counsel's customary practices. As security for the payment of such enforcement expenses, the Company agrees that upon the initiation of the litigation described in this
Section 18, the Company shall deposit into an escrow account with Bank One, Cleveland, NA an amount equal to twenty percent (20%) of the payment claimed by Executive pursuant to any other section, which funds shall be payable to Executive pursuant to the terms of this Section 18. Such payment shall be in addition to the payments due Executive pursuant to Section 12 hereof. If Executive's legal fees and expenses actually incurred in connection with the litigation or legal action described in this Section 18 exceed the amount deposited in escrow, the Company shall be obligated to pay the legal fees and expenses actually incurred by Executive.

        SECTION 19 - SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to the benefit of Executive, his heirs and legal representatives, except that Executive's duties to perform future services are expressly agreed to be personal and not to be assignable or transferable .

        SECTION 20 - APPLICABLE LAW, ARBITRATION AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Ohio. The parties agree that any dispute arising out of this employment relationship except for disputes arising under Sections 4 and 5 of this Agreement shall be determined by binding arbitration under the rules of the American Arbitration Association, such arbitration to be conducted in Cleveland, Ohio, or at such other location as the parties may agree. All costs of such arbitration shall be borne equally by Executive and the Company. With respect to disputes arising under Sections

4 and 5 of this Agreement, Executive and the Company consent and submit themselves to the jurisdiction of the courts of the State of Ohio.

        SECTION 21 - AMENDMENT. This Agreement may be amended only in a writing signed by both parties.

        SECTION 22 - NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

        SECTION 23 - HEADINGS. The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

        SECTION 24 - PRIOR AGREEMENTS. This Agreement supersedes in all respects all prior agreements between the parties, whether written or oral, regarding the subject matter hereof, including, but not limited to, the Original Employment Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                       CORRPRO COMPANIES INC.

                              By:     /s/   Robert E. Hodge
                                 -----------------------------------------
                                             Robert E. Hodge,
                                 Chairman of the Compensation Committee
                                         of the Board of Directors

                                                "COMPANY"

                                      /s/ Joseph W. Rog
                                 -----------------------------------------
                                          Joseph W. Rog

                                           "EXECUTIVE"

                                      -13-